UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2022

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Thomas E. Zelibor

On August 24, 2022, Thomas E. Zelibor tendered his resignation as Chair of the Board of Lightwave Logic, Inc. (the “Company”) effective October 1, 2022. Mr. Zelibor’s resignation is not a result of any disagreement between himself and the Company, its management, the Company’s Board of Directors (the “Board”) or any committee of the Board. A copy of Mr. Zelibor’s letter of resignation is attached as Exhibit 17.1 hereto.

On August 25, 2022, the Board passed a resolution whereby Mr. Zelibor will remain with the Company as an advisor to Dr. Michael Lebby, the Company’s Chief Executive Officer, effective October 1, 2022 through December 31, 2022.

Election of Dr. Michael Lebby as Chair of the Board

On August 25, 2022, the Board elected Dr. Michael Lebby to serve as Chair of the Board effective October 1, 2022. Dr. Lebby will receive no additional compensation at this time for serving as Chair of the Board.

Election of Siraj El-Ahmadi to Audit Committee

On August 25, 2022, the Board elected Siraj El-Ahmadi, a current Board member, to the Board’s Audit Committee effective October 1, 2022. Mr. El-Ahmadi will receive no additional compensation at this time for his service on the Audit Committee.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

17.1	Resignation Letter - Thomas E. Zelibor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: August 30, 2022